Exhibit 99.3

ALLIANCE BANCORP, INC. OF PENNSYLVANIA

                 , 2015

TO:	Participants in the Employee Stock Ownership Plan and the Profit

Sharing and 401(k) Plan of Alliance Bancorp, Inc. of Pennsylvania

Enclosed please find materials for you to provide voting instructions as a shareholder of Alliance Bancorp, Inc. of Pennsylvania (“Alliance”) in connection with our upcoming Special Meeting of Shareholders because you have shares of common stock of Alliance allocated to your account under the Employee Stock Ownership Plan (the “ESOP”) and/or the Profit Sharing and 401(k) Plan (the “401(k) Plan”). I hope you will take advantage of the opportunity to direct the manner in which the shares of common stock allocated to your accounts under these plans will be voted at the Special Meeting. At the Special Meeting, shareholders will be asked to approve a Merger Agreement pursuant to which Alliance will be merged with and into WSFS Financial Corporation.

A copy of the Prospectus/Proxy Statement, which describes the Merger Agreement and the matters to be voted upon at the Special Meeting, may be viewed online at www.allianceanytime.com/downloads/proxystatement2015.pdf. Enclosed with this letter is a voting instruction ballot, which will permit you to vote the shares allocated to your account(s) in the plans. After you have reviewed the Prospectus/Proxy Statement, we urge you to vote your shares held pursuant to the plans by marking, dating, signing and returning the enclosed voting instruction ballot(s) to the administrator of the plans, who will tabulate the votes for the Trustees of the plans. The Trustees will certify the totals for the purpose of having those shares voted at the Special Meeting. You may request a paper copy of the Prospectus/Proxy Statement by contacting Kathy Lynch at (610) 359-6907 or by email at klynch@alliancebk.com.

We urge each of you to vote, as a means of participating in the governance of the affairs of Alliance. If your voting instructions for the plans are not received, the shares allocated to your accounts will not be voted. Please note the enclosed material relates only to those shares which have been allocated to your accounts under these plans. You will receive other voting material for those shares owned by you individually and not under these plans.

In closing, I hope you will vote in the manner recommended by the board of directors, but even more importantly I encourage you to exercise your right to vote in whatever manner you deem appropriate.

Sincerely,

Dennis D. Cirucci
President and Chief Executive Officer

ALLIANCE BANCORP, INC. OF PENNSYLVANIA

SPECIAL MEETING OF SHAREHOLDERS

VOTING INSTRUCTION BALLOT

EMPLOYEE STOCK OWNERSHIP PLAN

The undersigned hereby instructs the Trustees of the Employee Stock Ownership Plan and Trust (“ESOP”) of Alliance Bancorp, Inc. of Pennsylvania (“Alliance”) to vote, as designated below, all the shares of common stock of Alliance allocated to his or her account under the ESOP as of                  , 2015, at the Special Meeting of Shareholders to be held at                     , located at                     ,                     , Pennsylvania, on                     ,                  , 2015 at     :     a.m., local time, and any adjournment thereof.

1.	Proposal to adopt and approve the Agreement and Plan of Reorganization, dated as of March 2, 2015, by and between WSFS Financial Corporation (“WSFS”) and Alliance, as amended from time to time (the “Merger Agreement”), pursuant to which Alliance will merge with and into WSFS (the “Merger”).

☐            FOR                    ☐            AGAINST                    ☐            ABSTAIN

2.	Proposal to approve, in a non-binding advisory vote, the compensation payable to named executive officers of Alliance in connection with the Merger.

☐            FOR                     ☐            AGAINST                     ☐            ABSTAIN

3.	Proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of adoption and approval of the Merger Agreement.

☐            FOR                     ☐            AGAINST                     ☐            ABSTAIN

In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends that you vote FOR adoption and approval of the Merger Agreement, FOR approval, in a non-binding advisory vote, of the compensation payable to named executive officers of Alliance in connection with the Merger and FOR the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of adoption and approval of the Merger Agreement.

Dated:

Signature

If you return this card properly signed but you do not otherwise specify, shares will be voted FOR adoption and approval of the Merger Agreement, FOR approval, in a non-binding advisory vote, of the compensation payable to named executive officers of Alliance in connection with the Merger and FOR the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of adoption and approval of the Merger Agreement. If you do not return this card, the shares allocated to your account in the ESOP will not be voted.

ALLIANCE BANCORP, INC. OF PENNSYLVANIA

ANNUAL MEETING OF SHAREHOLDERS

VOTING INSTRUCTION BALLOT

PROFIT SHARING AND 401(K) PLAN

The undersigned hereby instructs the Trustee of the Profit Sharing and 401(k) Plan (“401 (k) Plan”) of Alliance Bancorp, Inc. of Pennsylvania (“Alliance”) to vote, as designated below, all the shares of common stock of Alliance allocated to his or her account under the 401(k) Plan as of                  , 2015, at the Special Meeting of Shareholders to be held at                     , located at                     ,                     , Pennsylvania, on                     ,                  , 2015 at     :     a.m., local time, and any adjournment thereof.

1.	Proposal to adopt and approve the Agreement and Plan of Reorganization, dated as of March 2, 2015, by and between WSFS Financial Corporation (“WSFS”) and Alliance, as amended from time to time (the “Merger Agreement”), pursuant to which Alliance will merge with and into WSFS (the “Merger”).

☐            FOR                    ☐            AGAINST                    ☐            ABSTAIN

2.	Proposal to approve, in a non-binding advisory vote, the compensation payable to named executive officers of Alliance in connection with the Merger.

☐            FOR                     ☐            AGAINST                     ☐            ABSTAIN

3.	Proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of adoption and approval of the Merger Agreement.

☐            FOR                     ☐            AGAINST                     ☐            ABSTAIN

In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends that you vote FOR adoption and approval of the Merger Agreement, FOR approval, in a non-binding advisory vote, of the compensation payable to named executive officers of Alliance in connection with the Merger and FOR the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of adoption and approval of the Merger Agreement.

Dated:

Signature

If you return this card properly signed but you do not otherwise specify, shares will be voted FOR adoption and approval of the Merger Agreement, FOR approval, in a non-binding advisory vote, of the compensation payable to named executive officers of Alliance in connection with the Merger and FOR the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of adoption and approval of the Merger Agreement. If you do not return this card, the shares allocated to your account in the 401(k) Plan will not be voted.